UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

October 7, 2010 (October 5, 2010)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

State of Delaware	333-142188	20-5653695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, California

(800) 336 - 5690

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240. 14a—12)

☐            Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240. 14d—2(b))

☐            Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240. 13e—4(c))

Item 8.01.	Other Events

On October 5, 2010, our parent company, DJO Incorporated (“DJO” or the “Company”) issued a press release announcing that its indirect wholly owned subsidiaries, DJO Finance LLC (“DJOFL”), an indirect wholly owned subsidiary of DJO, and DJO Finance Corporation, a wholly owned subsidiary of DJOFL (“DJOFC” and together with DJOFL, the “Issuers”) intend to offer, in a private offering subject to market and other conditions, $300 million aggregate principal amount of senior subordinated notes due 2017 (the “notes”).  The Company intends to use the net proceeds from the offering to repurchase the Issuer’s $200 million aggregate principal amount of 11¾% senior subordinated notes due 2014, repay loans outstanding under its senior secured credit facilities and pay related premiums, fees and expenses. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of DJO Incorporated, dated October 5, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: October 7, 2010
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

Index to Exhibits

Exhibit
No.	Description

99.1	Press Release of DJO Incorporated, dated October 5, 2010.